Exhibit 99.2

Supplemental Operating and Financial Data

For the Quarter Ended

March 31, 2008

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

This supplemental package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, you should exercise caution in interpreting and relying on these statements as they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond management’s control and could materially affect actual results, performance or achievements. These factors include, without limitation: risks associated with our consideration of strategic alternatives; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; risks associated with the potential failure to manage effectively our growth and expansion into new markets, to identify properties to acquire, to complete acquisitions or to integrate acquisitions successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; risks associated with joint ventures; potential liability for uninsured losses and environmental contamination; risks associated with our potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with our dependence on key personnel whose continued service is not guaranteed.

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Corporate Data

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Quarterly Highlights

Maguire Properties, Inc. (the “Company”), a self-administered and self-managed real estate investment trust, is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market. We are a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing. The Company’s predecessor was founded in 1965 and developed and managed over 30 million square feet of office properties nationally.

As of March 31, 2008, our office portfolio was comprised of whole or partial interests in 39 properties with approximately 21 million net rentable square feet, one 350-room hotel with 266,000 square feet, and on- and off-site structured parking plus surface parking totaling approximately 14 million square feet, which accommodates almost 47,000 vehicles. We have two projects under development that total approximately 387,000 square feet of office space and approximately 223,000 square feet of structured parking. We also own undeveloped land that we believe can support up to approximately 17 million square feet of office, hotel, retail, residential and structured parking.

This Supplemental Operating and Financial Data package supplements the information provided in our quarterly reports on Form 10-Q and annual report on Form 10-K/A filed with the Securities and Exchange Commission (SEC). For more information on Maguire Properties, visit our website at www.maguireproperties.com.

Debt:

As of March 31, 2008 and through the date of this report, we have approximately $119.7 million available to be drawn under our $130.0 million revolving credit facility. Approximately $10.3 million of the facility has been used to secure standby letters of credit, none of which have been drawn through the date of this report.

As of March 31, 2008, approximately 86% of our outstanding debt is fixed (or swapped to a fixed rate) at a weighted average interest rate of approximately 5.6% on an interest-only basis with a weighted average remaining term of approximately eight years.

On April 21, 2008, we repaid the existing $200 million mortgage loan secured by Griffin Towers, which was due to mature on May 1, 2008. The repayment was funded through the issuance of $180 million in new debt, including $35 million in new secured recourse debt issued by our Operating Partnership, and $20 million of cash on hand.

Development Activities:

During first quarter 2008, we completed construction on two of our projects: 17885 Von Karman Avenue and 2385 Northside Drive. Located in Irvine, California at the WAMU campus, 17885 Von Karman Avenue is a 151,370 square foot office building. Our property at 2385 Northside Drive is located in San Diego, California at the Mission City Corporate Center and has 88,795 square feet of office space with 128,000 square feet of structured parking.

At Lantana–East, the building core and shell work is now complete. At Lantana–South, which we estimate to be completed late in the second quarter of 2008, the building core and shell work is 75% complete. Work on the façade, main lobby and site work is still in process. We expect to begin tenant improvement work at Lantana–South in second quarter 2008 and at Lantana–East in first quarter 2009. Our development project at the Lantana Media Campus is comprised of two office buildings totaling 198,000 square feet with 223,000 square feet of structured parking located in Santa Monica, California. As of the date of this report, approximately 81% of this project has been pre-leased.

We began construction at 207 Goode during the fourth quarter of 2007. We expect to complete construction late in the second quarter of 2009. Construction activities continued during the first quarter of 2008. We completed pouring the concrete slab and completed installation of water lines and storm drains along the perimeter of the building. All storm drain lines, sewer lines and electrical conduits within the building were installed. 207 Goode is a 189,000 square foot office building located in Glendale, California.

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Quarterly Highlights (continued)

Leasing Activities:

During the first quarter, new leases and renewals were executed for approximately 0.4 million square feet (including our pro rata share of our joint venture properties). Cash rent on leases executed during the quarter increased 39%, while GAAP rent increased 48% during the same period. Within the Los Angeles Central Business District, cash rent growth was 49% while GAAP rent growth was 81%. Leases totaling approximately 0.6 million square feet expired during the first quarter (including our pro rata share of our joint venture properties.)

Impact of Strategic Alternatives Review on our Financial Statements:

During the first quarter of 2008, we recorded $6.4 million of costs incurred in connection with the review of strategic alternatives being conducted by a Special Committee of our board of directors. These costs are included as part of general and administrative in our consolidated statement of operations for the three months ended March 31, 2008.

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Investor Information

1733 Ocean Avenue, Suite 400	355 South Grand Avenue, Suite 3300
Santa Monica, CA 90401	Los Angeles, CA 90071
Tel. (310) 857-1100	Tel. (213) 626-3300
Fax (310) 857-1198	Fax (213) 687-4758

Senior Management

Robert F. Maguire III	Chairman of the Board and Chief Executive Officer	Peggy M. Moretti	Senior Vice President, Investor and Public Relations
Martin A. Griffiths	Executive Vice President and Chief Financial Officer	Peter K. Johnston	Senior Vice President, Leasing
Mark T. Lammas	Executive Vice President, Development	Robert P. Goodwin	Senior Vice President, Construction and Development
Paul S. Rutter	Executive Vice President, Major Transactions	Shant Koumriqian	Senior Vice President, Finance and Accounting
Javier F. Bitar	Senior Vice President, Senior Investment Officer	Ted J. Bischak	Senior Vice President, Asset Management
Jonathan L. Abrams	Senior Vice President, General Counsel and Secretary	William H. Flaherty	Senior Vice President, Marketing

Corporate

Investor Relations Contact: Peggy M. Moretti at (213) 613-4558
Please visit our corporate website at: www.maguireproperties.com

Transfer Agent	Timing

American Stock Transfer & Trust Company	Quarterly results for 2008 will be announced according to the following
59 Maiden Lane	schedule:
New York, NY 10038	Second Quarter	Early August 2008
(718) 921-8201	Third Quarter	Early November 2008
www.amstock.com	Fourth Quarter	Early February 2009

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Investor Information (continued)

Equity Research Coverage

Banc of America Securities	Mitchell Germain	(212) 847-5794
Citigroup Global Markets Inc.	Michael Bilerman	(212) 816-1383
Credit Suisse	John Stewart	(212) 538-3183
Deutsche Bank Securities	Louis Taylor	(212) 250-4912
Friedman, Billings, Ramsey Group, Inc.	Wilkes J. Graham	(703) 312-9737
Goldman Sachs & Co.	Jay Haberman	(917) 343-4260
Green Street Advisors	Michael Knott	(949) 640-8780
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280
Lehman Brothers	David Harris	(212) 526-1790
Merrill Lynch	Steve Sakwa	(212) 449-0335
Raymond James & Associates	Paul Puryear	(727) 567-2253
Robert W. Baird & Company	David Aubuchon	(414) 765-7063
Stifel, Nicolaus & Co., Inc.	John Guinee	(443) 224-1307
Wachovia Securities	Christopher Haley	(443) 263-6773

Maguire Properties, Inc. is currently followed by the sell-side analysts listed above, with the exception of Green Street Advisors, which is an independent research firm. This list may not be complete and is subject to change as firms add or delete coverage of our company. Please note that any opinions, estimates or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Maguire Properties, Inc. or its management. We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of or concurrence with such information, conclusions or recommendations. Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports. Various of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Common Stock Data

Our common stock is traded on the New York Stock Exchange under the symbol MPG. Selected information about our common stock for the past five quarters (based on NYSE prices) is as follows:

	2008	2007
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
High price	$29.90	$30.73	$36.00	$38.08	$44.69
Low price	$12.42	$23.84	$21.95	$33.26	$34.81
Closing price	$14.31	$29.47	$25.83	$34.33	$35.56
Dividends per share - annualized	$–	$1.60	$1.60	$1.60	$1.60
Closing dividend yield - annualized	(1)	5.43%	6.19%	4.66%	4.50%
Closing common shares and limited partnership units outstanding (in thousands)	54,610	54,592	54,589	54,617	54,405
Closing market value of common shares and limited partnership units outstanding (in thousands)	.$ 781,457	$1,608,813	$1,410,022	$1,875,005	$1,934,642

Dividend Information:

Common Stock
Dividend amount per share	(1)	$0.4000	$0.4000	$0.4000	$0.4000
Declaration date		December 17, 2007	September 18, 2007	June 11, 2007	March 21, 2007
Record date		December 31, 2007	September 28, 2007	June 29, 2007	March 30, 2007
Payment date		January 31, 2008	October 31, 2007	July 31, 2007	April 30, 2007

Series A Preferred Stock
Dividend amount per share	$0.4766	$0.4766	$0.4766	$0.4766	$0.4766
Declaration date	April 1, 2008	December 17, 2007	September 18, 2007	June 11, 2007	March 21, 2007
Record date	April 11, 2008	December 31, 2007	September 28, 2007	June 29, 2007	March 30, 2007
Payment date	April 30, 2008	January 31, 2008	October 31, 2007	July 31, 2007	April 30, 2007

(1)	As of the date of this report, our board of directors has not declared a dividend on our common stock for the quarter ended March 31, 2008. There can be no assurance given that we will continue to make distributions on our common stock at historical levels or at all, unless required to maintain our REIT status.

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Consolidated Financial Results

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Financial Highlights

(unaudited and in thousands, except share, per share, percentage and ratio amounts)

	For the Three Months Ended
	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007
Income Items:
Revenue (1)	$147,709	$155,432	$152,926	$141,760	$97,917
Straight line rent	3,713	2,907	3,619	3,544	1,629
Fair value lease revenue(2)	8,267	9,749	9,810	7,903	1,576
Lease termination fees	416	342	2,884	–	–
Office property operating margin(3)	60.6%	60.0%	60.9%	63.8%	61.8%

Net (loss) income available to common stockholders	$(48,591)	$(44,462)	$81,734	$(24,430)	$(12,587)
Net (loss) income available to common stockholders - basic	(1.03)	(0.95)	1.74	(0.52)	(0.27)
Net (loss) income available to common stockholders - diluted	(1.03)	(0.95)	1.74	(0.52)	(0.27)

Funds from operations (FFO) available to common stockholders(4)	$(678)	$6,715	$(2,727)	$(2,426)	$17,664
FFO per common share - basic (4)	(0.01)	0.14	(0.06)	(0.05)	0.38
FFO per common share - diluted(4)	(0.01)	0.14	(0.06)	(0.05)	0.38
FFO per common share before loss from early extinguishment of debt - basic(4)	(0.01)	0.16	0.19	0.27	0.38
FFO per common share before loss from early extinguishment of debt - diluted(4)	(0.01)	0.16	0.19	0.27	0.38

Dividends declared per common share	$–	$0.4000	$0.4000	$0.4000	$0.4000
Dividends declared per preferred share(5)	0.4766	0.4766	0.4766	0.4766	0.4766

Ratios:
Interest coverage ratio(6)	1.01	1.07	2.96	1.40	1.53
Interest coverage ratio before loss from early extinguishment of debt and gain on sale of real estate (7)	1.01	1.09	1.11	1.19	1.53
Fixed-charge coverage ratio(8)	0.94	1.01	2.79	1.31	1.32
Fixed-charge coverage ratio before loss from early extinguishment of debt and gain on sale of real estate (9)	0.94	1.02	1.04	1.11	1.32
FFO payout ratio (10)	–	279.4%	-666.7%	-800.0%	105.3%
FFO payout ratio before loss from early extinguishment of debt(11)	–	250.9%	210.5%	148.1%	105.3%
AFFO payout ratio (12)	–	-104.3%	-144.1%	-242.7%	1466.6%

Capitalization:
Common stock price @ quarter end	$14.31	$29.47	$25.83	$34.33	$35.56

Total consolidated debt	$5,033,505	$5,003,341	$5,066,116	$5,350,470	$2,830,837
Preferred stock liquidation preference	250,000	250,000	250,000	250,000	250,000
Common equity value @ quarter end(13)	781,457	1,608,813	1,410,022	1,875,005	1,934,642

Total consolidated market capitalization	$6,064,962	$6,862,154	$6,726,138	$7,475,475	$5,015,479

Company share of MMO joint venture debt	161,846	161,987	162,035	161,650	161,650

Total combined market capitalization	$6,226,808	$7,024,141	$6,888,173	$7,637,125	$5,177,129

Total consolidated debt / total consolidated market capitalization	83.0%	72.9%	75.3%	71.6%	56.4%
Total combined debt / total combined market capitalization	83.4%	73.5%	75.9%	72.2%	57.8%
Total consolidated debt plus liquidation preference / total consolidated market capitalization	87.1%	76.6%	79.0%	74.9%	61.4%
Total combined debt plus liquidation preference / total combined market capitalization	87.5%	77.1%	79.5%	75.4%	62.6%

(1)	Excludes revenue from discontinued operations of approximately $3 million, $13 million and $9 million for the three months ended September 30, June 30 and March 31, 2007, respectively.
(2)	Represents the net adjustment for above- and below-market leases, which are being amortized over the remaining term of the respective leases from the date of acquisition.
(3)	Calculated as follows: (rental, tenant reimbursement and parking revenues - rental property operating and maintenance, real estate taxes and parking expenses) / (rental, tenant reimbursement and parking revenues). Lease termination fees are reported as part of interest and other revenue in the consolidated statements of operations.
(4)	For a definition and discussion of FFO, see page 43. For a quantitative reconciliation of the differences between FFO and net income, see page 13.
(5)	Preferred dividends were declared for the three months ended April 30 and January 31, 2008, and October 31, July 31 and April 30, 2007, respectively.
(6)	Calculated as earnings before interest, taxes and depreciation and amortization and preferred dividends, or EBITDA, of $76,028, $86,573, $236,789, $108,230 and $61,837, respectively, divided by cash interest expense of $75,084, $80,577, $79,977, $77,166 and $40,448, respectively. For a discussion of EBITDA, see page 44. For a quantitative reconciliation of the differences between EBITDA and net income, see page 15.
(7)	Calculated as EBITDA before loss from early extinguishment of debt and gain on sale of real estate, of $76,028, $87,459, $88,723, $91,567 and $61,837, respectively, divided by cash interest expense of $75,084, $80,577, $79,977, $77,166, and $40,448, respectively.
(8)	Calculated as EBITDA of $76,028, $86,573, $236,789, $108,230 and $61,837, respectively, divided by fixed charges of $80,529, $85,823, $84,978, $82,503 and $46,783, respectively.
(9)	Calculated as EBITDA before loss from early extinguishment of debt and gain on sale of real estate of $76,028, $87,459, $88,723, $91,567 and $61,837, respectively, divided by fixed charges of $80,529, $85,823, $84,978, $82,503 and $46,783, respectively.
(10)	Calculated as dividends declared per common share divided by FFO per common share – diluted.
(11)	Calculated as dividends declared per common share divided by FFO per common share before loss from early extinguishment of debt – diluted.
(12)	Calculated as common stock dividends and Operating Partnership distributions declared of $21,710, $21,715, $21,715 and $21,603 for the three months ended December 31, September 30, June 30, and March 31, 2007, respectively, divided by AFFO of ($20,822), ($15,073), ($8,947) and $1,473 for the three months ended December 31, September 30, June 30 and March 31, 2007, respectively. As of the date of this report, our board of directors has not declared a dividend on our common stock and Operating Partnership units for the quarter ended March 31, 2008. There can be no assurance given that we will continue to make distributions on our common stock at historical levels or at all, unless required to maintain our REIT status. For a definition of AFFO, see page 44. For a quantitative reconciliation of the differences between AFFO and FFO, see page 14.
(13)	Assuming 100% conversion of the limited partnership units in the Operating Partnership into shares of our common stock. Our limited partners have the right to redeem all or part of their Operating Partnership units at any time. At the time of redemption, we have the right to determine whether to redeem the Operating Partnership units for cash, based upon the fair market value of an equivalent number of shares of our common stock at the time of redemption, or exchange them for shares of our common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of stock rights, specified extraordinary distribution and similar events.

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Consolidated Balance Sheets

(unaudited and in thousands)

	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007
Assets
Investments in real estate	$5,490,807	$5,439,044	$5,464,836	$5,507,161	$3,444,923
Less: accumulated depreciation	(514,454)	(476,337)	(441,026)	(408,610)	(381,617)

	4,976,353	4,962,707	5,023,810	5,098,551	3,063,306
Assets associated with real estate held for sale	–	–	–	148,754	–

	4,976,353	4,962,707	5,023,810	5,247,305	3,063,306
Cash, cash equivalents and restricted cash	345,384	414,092	474,889	459,269	152,628
Rents, deferred rents and other receivables, net	85,116	81,454	75,890	77,433	69,111
Deferred charges, net	217,291	230,994	276,575	289,681	176,421
Other assets	46,903	42,206	41,270	41,426	36,706
Investment in unconsolidated joint ventures	16,759	18,325	19,557	21,399	22,859

Total assets	$5,687,806	$5,749,778	$5,911,991	$6,136,513	$3,521,031

Liabilities, minority interests and stockholders’ equity
Mortgage and other secured loans	$5,033,505	$5,003,341	$5,066,116	$5,232,969	$2,830,837
Dividends and distributions payable	–	24,888	24,892	24,934	24,934
Accounts payable, accrued interest payable and other liabilities	215,632	207,741	199,952	180,858	157,870
Acquired below-market leases, net	145,365	155,824	174,680	188,225	69,281
Obligations associated with real estate held for sale	–	–	–	119,774	–

Total liabilities	5,394,502	5,391,794	5,465,640	5,746,760	3,082,922

Minority interests	4,904	14,670	26,624	18,981	25,606

Stockholders’ equity
Common and preferred stock and additional paid-in capital	695,235	692,090	690,411	688,454	683,061
Accumulated deficit and dividends	(377,149)	(331,735)	(268,830)	(331,730)	(288,505)
Accumulated other comprehensive (loss) income, net	(29,686)	(17,041)	(1,854)	14,048	17,947

Total stockholders’ equity	288,400	343,314	419,727	370,772	412,503

Total liabilities, minority interests and stockholders' equity	$5,687,806	$5,749,778	$5,911,991	$6,136,513	$3,521,031

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Consolidated Statements of Operations

(unaudited and in thousands, except share and per share data)

	For the Three Months Ended
	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007
Revenue:
Rental	$92,158	$96,115	$98,313	$88,425	$57,748
Tenant reimbursements	28,766	29,161	27,782	27,709	20,665
Hotel operations	6,881	7,260	6,705	7,061	6,188
Parking	14,210	13,965	12,889	11,785	10,250
Management, leasing and development services	1,957	2,510	1,716	3,403	1,467
Interest and other	3,737	5,935	4,605	3,377	1,599

Total revenue	147,709	154,946	152,010	141,760	97,917

Expenses:
Rental property operating and maintenance	34,765	35,434	35,625	29,919	23,135
Hotel operating and maintenance	4,415	4,548	4,208	4,391	3,999
Real estate taxes	14,244	14,653	14,467	12,699	7,736
Parking	4,265	5,079	3,323	3,667	3,005
General and administrative	16,674	9,789	8,973	11,152	7,763
Other expense	1,528	2,050	1,949	1,042	136
Depreciation and amortization	53,108	56,856	60,421	54,919	28,977
Interest	69,749	71,708	70,081	62,103	29,998
Loss from early extinguishment of debt	–	886	12,440	8,336	–

Total expenses	198,748	201,003	211,487	188,228	104,749

Loss from continuing operations before equity in net loss of unconsolidated joint ventures and minority interests	(51,039)	(46,057)	(59,477)	(46,468)	(6,832)
Equity in net loss of unconsolidated joint ventures	(276)	(426)	(485)	(531)	(707)
Minority interests allocated to continuing operations	7,490	6,935	8,777	7,034	1,675

Loss from continuing operations	(43,825)	(39,548)	(51,185)	(39,965)	(5,864)

Discontinued Operations:
Loss from discontinued operations before gain on sale of real estate and minority interests	–	(171)	(2,214)	(10,395)	(2,265)
Gain on sale of real estate	–	–	161,497	33,890	–
Minority interests allocated to discontinued operations	–	23	(21,598)	(3,194)	308

(Loss) income from discontinued operations	–	(148)	137,685	20,301	(1,957)

Net (loss) income	(43,825)	(39,696)	86,500	(19,664)	(7,821)

Preferred stock dividends	(4,766)	(4,766)	(4,766)	(4,766)	(4,766)

Net (loss) income available to common stockholders	$(48,591)	$(44,462)	$81,734	$(24,430)	$(12,587)

Basic income (loss) per common share:
Loss from continuing operations available to common stockholders	$(1.03)	$(0.95)	$(1.20)	$(0.95)	$(0.23)
Income (loss) from discontinued operations	–	–	2.94	0.43	(0.04)

Net (loss) income available to common stockholders	$(1.03)	$(0.95)	$1.74	$(0.52)	$(0.27)

Weighted average number of common shares outstanding	46,982,531	46,870,622	46,870,588	46,678,583	46,578,064

Diluted income (loss) per common share:
Loss from continuing operations available to common stockholders	$(1.03)	$(0.95)	$(1.19)	$(0.95)	$(0.23)
Income (loss) from discontinued operations	–	–	2.93	0.43	(0.04)

Net (loss) income available to common stockholders	$(1.03)	$(0.95)	$1.74	$(0.52)	$(0.27)

Weighted average number of common and common equivalent shares outstanding	46,982,531	46,870,622	46,893,916	46,678,583	46,578,064

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Consolidated Statements of Discontinued Operations

(unaudited and in thousands)

	For the Three Months Ended
	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007
Revenue:
Rental	$21	$2,544	$11,150	$7,378
Tenant reimbursements	(4)	271	1,276	1,050
Parking	1	191	302	187
Interest and other	(14)	25	64	62

Total revenue	4	3,031	12,792	8,677

Expenses:
Rental property operating and maintenance	140	1,635	2,504	1,995
Real estate taxes	30	233	1,650	859
Parking	5	63	44	36
Depreciation and amortization	–	1,023	2,124	3,712
Interest	–	1,300	7,974	4,340
Loss from early extinguishment of debt	–	991	8,891	–

Total expenses	175	5,245	23,187	10,942

Loss from discontinued operations before gain on sale of real estate and minority interests	(171)	(2,214)	(10,395)	(2,265)
Gain on sale of real estate	–	161,497	33,890	–
Minority interest allocated to discontinued operations	23	(21,598)	(3,194)	308

(Loss) income from discontinued operations	$(148)	$137,685	$20,301	$(1,957)

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

MMO Unconsolidated Joint Venture Statements of Operations

(unaudited and in thousands)

	For the Three Months Ended
	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007
Revenue:
Rental	$22,110	$21,458	$21,925	$20,144	$19,581
Tenant reimbursements	6,972	7,857	6,892	7,777	7,574
Parking	2,232	2,426	2,099	2,222	2,177
Interest and other	66	67	50	290	75

Total revenue	31,380	31,808	30,966	30,433	29,407

Expenses:
Rental property operating and maintenance	6,119	6,563	6,046	6,113	6,260
Real estate taxes	3,815	3,797	3,738	3,629	3,333
Parking	449	411	504	441	401
Depreciation and amortization	11,514	12,250	12,172	12,140	12,257
Interest	10,917	11,061	11,046	10,928	10,814
Other	1,255	1,195	1,277	1,038	1,098

Total expenses	34,069	35,277	34,783	34,289	34,163

Net loss	$(2,689)	$(3,469)	$(3,817)	$(3,856)	$(4,756)

Company share	$(538)	$(694)	$(764)	$(771)	$(951)
Intercompany eliminations	262	268	279	240	244

Equity in net loss of unconsolidated joint venture	$(276)	$(426)	$(485)	$(531)	$(707)

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Funds from Operations

(unaudited and in thousands, except share and per share data)

	For the Three Months Ended
	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007

Reconciliation of net (loss) income to funds from operations:
Net (loss) income available to common stockholders	$(48,591)	$(44,462)	$81,734	$(24,430)	$(12,587)
Add: Depreciation and amortization of real estate assets	52,995	56,733	61,353	56,925	32,566
Depreciation and amortization of real estate assets - unconsolidated joint ventures (2)	2,303	2,451	2,434	2,428	2,451
Minority interests	(7,490)	(6,958)	12,821	(3,840)	(1,983)
Deduct: Gain on sale of real estate	–	–	161,497	33,890	–

Funds from operations available to common stockholders and unit holders (FFO) (1)	$(783)	$7,764	$(3,155)	$(2,807)	$20,447

Company share of FFO (3)	$(678)	$6,715	$(2,727)	$(2,426)	$17,664

FFO per share - basic	$(0.01)	$0.14	$(0.06)	$(0.05)	$0.38

FFO per share - diluted	$(0.01)	$0.14	$(0.06)	$(0.05)	$0.38

Weighted average number of common shares outstanding - basic	46,982,531	46,870,622	46,870,588	46,678,583	46,578,064

Weighted average number of common and common equivalent shares outstanding - diluted	47,026,291	46,899,660	46,893,916	46,891,402	47,000,722

Weighted average diluted shares and units	54,319,693	54,305,576	54,299,832	54,297,318	54,406,638

Reconciliation of FFO to FFO before loss from early extinguishment of debt:

FFO available to common stockholders and unit holders (FFO)	$(783)	$7,764	$(3,155)	$(2,807)	$20,447
Add: Loss from early extinguishment of debt included in continuing operations	–	886	12,440	8,336	–
Loss from early extinguishment of debt included in discontinued operations	–	–	991	8,891	–

FFO before loss from early extinguishment of debt	$(783)	$8,650	$10,276	$14,420	$20,447

Company share of FFO before loss from early extinguishment of debt (3)	$(678)	$7,477	$8,883	$12,461	$17,664

FFO per share before loss from early extinguishment of debt - basic	$(0.01)	$0.16	$0.19	$0.27	$0.38

FFO per share before loss from early extinguishment of debt - diluted	$(0.01)	$0.16	$0.19	$0.27	$0.38

(1)	For the definition and discussion of FFO, see page 43.
(2)	Amount represents our 20% ownership interest in the MMO joint venture.
(3)	Based on a weighted average interest in our Operating Partnership of approximately 86.6% for the three months ended March 31, 2008 and 86.4% for all periods presented during 2007.

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Adjusted Funds from Operations (1)

(unaudited and in thousands)

	For the Three Months Ended
	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007
FFO	$(783)	$7,764	$(3,155)	$(2,807)	$20,447
Add: Non-real estate depreciation	113	123	91	118	123
Straight line ground lease expense	609	609	1,015	–	–
Amortization of deferred financing costs	3,597	3,321	1,523	1,436	1,141
Non-cash stock compensation	2,266	1,653	2,232	2,236	1,732
Loss from early extinguishment of debt (2)	–	886	13,431	17,227	–

Deduct: Accretion of interest rate swap sold	–	–	81	122	122
Straight line rent	3,713	2,907	3,561	3,709	1,779
Fair value lease revenue	8,267	9,749	9,900	8,144	1,871
Capitalized payments (3)	8,852	12,173	9,711	7,537	7,679
Non-recoverable capital expenditures (4), (5)	4,470	3,413	3,287	2,989	1,638
Recoverable capital expenditures	292	1,133	532	633	560
Hotel improvements, equipment upgrades and replacements	45	172	156	148	237
2nd generation tenant improvements and leasing commissions (6), (7)	3,530	5,048	2,292	2,957	7,743
MMO joint venture AFFO adjustments	418	583	690	918	341

Adjusted funds from operations (AFFO)	$(23,785)	$(20,822)	$(15,073)	$(8,947)	$1,473

(1)	For the definition and computation method of AFFO, see page 44. For a quantitative reconciliation of the differences between AFFO and cash flows from operating activities, see page 15.
(2)	The three months ended September 30, 2007 includes approximately $8 million of prepayment costs related to the refinancing of the KPMG Tower and approximately $1 million in losses from early extinguishment of debt attributable to discontinued operations. The three months ended June 30, 2007 includes approximately $9 million in losses from early extinguishment of debt attributable to discontinued operations and $2.3 million in cash defeasance costs funded from the net proceeds of the Wells Fargo Tower refinancing.
(3)	Includes capital lease principal payments, capitalized leasing and development payroll, and capitalized interest.
(4)	Excludes $3.3 million of non-recoverable capital expenditures at KPMG Tower as a result of discretionary renovation costs for the three months ended March 31, 2008. Excludes $0.3 million of non-recoverable capital expenditures related to planned renovation at Lantana Media Campus for the three months ended March 31, 2008.
(5)	Excludes $1.9 million of non-recoverable capital expenditures for the three months ended December 31, 2007 at KPMG Tower as a result of discretionary renovation costs. Excludes $0.2 million, $0.7 million, $0.3 million and $0.7 million of expenditures for the three months ended December 31, September 30, June 30, and March 31, 2007, respectively, related to planned renovation at Lantana Media Campus.
(6)	Excludes 1st generation tenant improvements and leasing commissions of $1.1 million, $1.1 million, $8.0 million, $1.8 million and $2.2 million for the three months ended March 31, 2008, and December 31, September 30, June 30 and March 31, 2007, respectively.
(7)	Excludes tenant improvements and leasing commissions paid using cash reserves that were funded through loan proceeds upon acquisition or debt refinancing of $11.3 million, $14.0 million, $8.2 million, $4.4 million and $4.1 million for the three months ended March 31, 2008, and December 31, September 30, June 30 and March 31, 2007, respectively.

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Reconciliation of Earnings Before Interest, Taxes and Depreciation and Amortization (1) and Adjusted Funds From Operations (2)

(unaudited and in thousands)

	For the Three Months Ended
	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007
Reconciliation of net (loss) income to earnings before interest, taxes and depreciation and amortization (EBITDA):

Net (loss) income	$(43,825)	$(39,696)	$86,500	$(19,664)	$(7,821)
Add: Minority interests	(7,490)	(6,958)	12,821	(3,840)	(1,983)
Interest expense (3)	69,749	71,708	71,381	70,077	34,338
Company share of interest expense included in unconsolidated joint ventures	2,183	2,212	2,209	2,186	2,163
Depreciation and amortization (4)	53,108	56,856	61,444	57,043	32,689
Company share of depreciation and amortization included in unconsolidated joint ventures	2,303	2,451	2,434	2,428	2,451

EBITDA	$76,028	$86,573	$236,789	$108,230	$61,837

EBITDA	$76,028	$86,573	$236,789	$108,230	$61,837
Add: Loss from early extinguishment of debt included in continuing operations	–	886	12,440	8,336	–
Loss from early extinguishment of debt included in discontinued operations	–	–	991	8,891	–
Deduct: Gain on sale of real estate	–	–	161,497	33,890	–

EBITDA before loss from early extinguishment of debt and gain on sale of real estate	$76,028	$87,459	$88,723	$91,567	$61,837

Reconciliation of cash flows from operating activities to adjusted funds from operations (AFFO):

Cash flows from operating activities	$(12,201)	$(11,838)	$23,523	$24,769	$9,288
Changes in other assets and liabilities	(3,247)	782	(32,329)	(26,989)	2,363
Non-recoverable capital expenditures	(4,470)	(3,413)	(3,287)	(2,989)	(1,638)
Recoverable capital expenditures	(292)	(1,133)	(532)	(633)	(560)
Hotel improvements, equipment upgrades and replacements	(45)	(172)	(156)	(148)	(237)
2nd generation tenant improvements and leasing commissions (5), (6)	(3,530)	(5,048)	(2,292)	(2,957)	(7,743)

AFFO	$(23,785)	$(20,822)	$(15,073)	$(8,947)	$1,473

(1)	For the definition and discussion of EBITDA, see page 44.
(2)	For the definition and discussion of AFFO, see page 44.
(3)	Includes interest expense of $1.3 million, $8.0 million and $4.3 million for the three months ended September 30, June 30 and March 31, 2007, respectively, related to discontinued operations.
(4)	Includes depreciation and amortization of $1.0 million, $2.1 million and $3.7 million for the three months ended September 30, June 30 and March 31, 2007, respectively, related to discontinued operations.
(5)	Excludes 1st generation tenant improvements and leasing commissions of $1.1 million, $1.1 million, $8.0 million, $1.8 million and $2.2 million for the three months ended March 31, 2008, and December 31, September 30, June 30 and March 31, 2007, respectively.
(6)	Excludes tenant improvements and leasing commissions paid by cash reserves that were funded through loan proceeds upon acquisition or debt refinancing of $11.3 million, $14.0 million, $8.2 million, $4.4 million and $4.1 million for the three months ended March 31, 2008, and December 31, September 30, June 30 and March 31, 2007, respectively.

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Capital Structure

Debt

(in thousands)

Balance as of March 31, 2008

Mortgage and other secured loans payable	$5,033,505
Revolving credit facility	–

Total consolidated debt	5,033,505
Company share of MMO joint venture debt	161,846

Total combined debt	$5,195,351

Equity

(in thousands)

	Shares Outstanding	Total Liquidation Preference

Preferred stock	10,000	$250,000

	Shares & Units Outstanding	Market Value (1)
Common stock	47,935	$685,944

Operating partnership units	6,675	95,513

Total common equity	54,610	$781,457

Total consolidated market capitalization		$6,064,962

Total combined market capitalization (2)		$6,226,808

(1)	Value based on the New York Stock Exchange closing price of $14.31 on March 31, 2008.
(2)	Includes our share of MMO joint venture debt.

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Debt Summary

(in thousands, except percentages)

	Maturity Date	Principal Balance as of March 31, 2008	% of Debt	Interest Rate as of March 31, 2008 (1)
Floating-Rate Debt

Construction Loans:
3161 Michelson (2), (3)	September 28, 2008	$211,664	4.21%	5.20%
Lantana Media Campus (4)	June 13, 2009	53,774	1.07%	4.20%
17885 Von Karman (4)	December 30, 2008	28,713	0.57%	4.50%
2385 Northside Drive (4)	February 22, 2009	19,184	0.38%	4.60%
207 Goode (4), (5)	May 1, 2010	487	0.01%	7.36%

Total construction loans		313,822	6.24%	4.93%

Variable-Rate Mortgage Loans:
Griffin Towers (6)	May 1, 2008	200,000	3.97%	4.60%
500-600 City Parkway (7)	May 9, 2009	97,750	1.94%	4.05%
Brea Corporate Place (8)	May 1, 2009	70,468	1.40%	4.65%
Brea Financial Commons (8)	May 1, 2009	38,532	0.77%	4.65%

Total variable-rate mortgage loans		406,750	8.08%	4.48%

Variable-Rate Swapped to Fixed-Rate:
KPMG Tower (9)	October 9, 2012	379,180	7.53%	7.16%

Total variable-rate swapped to fixed-rate loan		379,180	7.53%	7.16%

Total floating-rate debt		1,099,752	21.85%	5.54%

Fixed-Rate Debt
Wells Fargo Tower (Los Angeles, CA)	April 6, 2017	550,000	10.93%	5.68%
Two California Plaza (10)	May 6, 2017	465,876	9.25%	5.50%
Gas Company Tower	August 11, 2016	458,000	9.10%	5.10%
Pacific Arts Plaza	April 1, 2012	270,000	5.36%	5.15%
777 Tower (10)	November 1, 2013	269,342	5.35%	5.84%
US Bank Tower	July 1, 2013	260,000	5.16%	4.66%
550 South Hope Street (10)	May 6, 2017	198,304	3.94%	5.67%
Park Place I	November 1, 2014	170,000	3.38%	5.64%
City Tower (10)	May 10, 2017	139,818	2.78%	5.85%
Glendale Center	August 11, 2016	125,000	2.48%	5.82%
500 Orange Tower (10)	May 6, 2017	109,049	2.17%	5.88%
2600 Michelson (10)	May 10, 2017	109,020	2.17%	5.69%
City Plaza (10)	May 10, 2017	100,011	1.99%	5.80%
Park Place II	March 11, 2012	100,000	1.99%	5.39%
Stadium Towers Plaza (10)	May 11, 2017	99,142	1.97%	5.78%
Lantana Media Campus	January 6, 2010	98,000	1.95%	4.94%
1920 Main Plaza (10)	May 10, 2017	80,154	1.59%	5.51%
2010 Main Plaza (10)	May 10, 2017	79,092	1.57%	5.51%
801 North Brand	April 6, 2015	75,540	1.50%	5.73%
Mission City Corporate Center	April 1, 2012	52,000	1.03%	5.09%
The City - 3800 Chapman	May 6, 2017	44,370	0.88%	5.93%
701 North Brand	October 1, 2016	33,750	0.67%	5.87%
700 North Central	April 6, 2015	27,460	0.55%	5.73%
18581 Teller (10)	May 6, 2017	19,825	0.39%	5.65%

Total fixed-rate debt		3,933,753	78.15%	5.48%

Total consolidated debt		$5,033,505	100.00%	5.50%

(1)	The March 31, 2008 one-month LIBOR rate of 2.70% was used to calculate interest on the variable-rate loans.
(2)	We have entered into an interest rate cap agreement with respect to this loan that limits the LIBOR rate to a maximum rate of 5.50% for 75.0% of the outstanding balance, excluding extension periods.
(3)	Three one-year extensions are available at our option, subject to certain conditions.
(4)	One one-year extension is available at our option, subject to certain conditions.
(5)	This loan bears interest at a rate of LIBOR plus 1.80%. We have entered into a forward-starting interest rate swap agreement to hedge this loan up to $25.0 million, which effectively fixes the LIBOR rate at 5.564%.
(6)	This loan was refinanced in April 2008. See discussion in the Quarterly Highlights section on page 2.
(7)	As required by the loan agreement, we have entered into an interest rate cap agreement with respect to this loan that limits the LIBOR portion of the interest rate to 6.00% during the loan term, excluding extension periods. Three one-year extensions are available at our option, subject to certain conditions.
(8)	As required by the loan agreement, we have entered into an interest rate cap agreement with respect to this loan that limits the LIBOR portion of the interest rate to 6.50% during the loan term, excluding extension periods. Three one-year extensions are available at our option, subject to certain conditions.
(9)	This loan bears interest at a rate of LIBOR plus 1.60%. We have entered into a forward-starting interest rate swap agreement to hedge this loan, which effectively fixes the LIBOR rate at 5.564%.
(10)	These loans are reflected net of the related debt discount. At March 31, 2008, the discount for all loans referenced totals approximately $15 million.

Revolving Credit Facility (maturing on April 24, 2011)

(in thousands)

	Maximum Available	Currently Available (1)	Drawn
As of March 31, 2008	$130,000	$119,718	$–

(1)	Amount available under this facility has been reduced by $10,282,000 to secure standby letters of credit, none of which have been drawn through the date of this report. As of March 31, 2008, there were no outstanding borrowings under our revolving credit facility.

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

MMO Joint Venture Debt Summary

(in thousands, except percentages)

	Maturity Date	Principal Balance as of March 31, 2008	% of Debt	Interest Rate as of March 31, 2008

Fixed-Rate Debt
Wells Fargo Center (Denver, CO)	April 6, 2015	$276,000	34.11%	5.26%
One California Plaza (1)	December 1, 2010	144,228	17.82%	4.73%
San Diego Tech Center (2)	April 11, 2015	136,117	16.82%	5.70%
Washington Mutual Irvine Campus (1)	December 11, 2011	105,885	13.08%	5.07%
Cerritos Corporate Center (3)	February 1, 2016	95,000	11.74%	5.54%
Stadium Gateway	February 1, 2016	52,000	6.43%	5.66%

Total fixed-rate debt		809,230	100.00%	5.27%

Total joint venture debt		$809,230	100.00%	5.27%

Our portion of joint venture debt (4)		$161,846

(1)	These loans are reflected net of the related discount. At March 31, 2008, the total discount for all loans referenced totals approximately $1 million.
(2)	This loan includes the related premium of approximately $3 million as of March 31, 2008.
(3)	All monthly debt service payments are made by the joint venture. We are the guarantor on the loan through January 4, 2009.
(4)	We own 20% of the MMO joint venture.

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Debt Maturities

(in thousands, except percentages)

	2008	2009	2010	2011	2012	Thereafter	Total

Floating-Rate Debt

Construction Loans:
3161 Michelson (1)	$211,664	$–	$–	$–	$–	$–	$211,664
Lantana Media Campus (2)	–	53,774	–	–	–	–	53,774
17885 Von Karman (2)	28,713	–	–	–	–	–	28,713
2385 Northside Drive (2)	–	19,184	–	–	–	–	19,184
207 Goode (2)	–	–	487	–	–	–	487

Total construction loans	240,377	72,958	487	–	–	–	313,822

Variable-Rate Mortgage Loans:
Griffin Towers (3)	200,000	–	–	–	–	–	200,000
500-600 City Parkway (1)	–	97,750	–	–	–	–	97,750
Brea Corporate Place (1)	–	70,468	–	–	–	–	70,468
Brea Financial Commons (1)	–	38,532	–	–	–	–	38,532

Total variable-rate mortgage loans	200,000	206,750	–	–	–	–	406,750

Variable-Rate Swapped to Fixed-Rate:
KPMG Tower	–	–	–	–	379,180	–	379,180

Total variable-rate swapped to fixed-rate loans	–	–	–	–	379,180	–	379,180

Total floating-rate mortgage loans	440,377	279,708	487	–	379,180	–	1,099,752

Fixed-Rate Debt
Wells Fargo Tower (Los Angeles, CA)	–	–	–	–	–	550,000	550,000
Two California Plaza	–	–	–	–	–	470,000	470,000
Gas Company Tower	–	–	–	–	–	458,000	458,000
Pacific Arts Plaza	–	–	–	–	270,000	–	270,000
777 Tower	–	–	–	–	–	273,000	273,000
US Bank Tower	–	–	–	–	–	260,000	260,000
550 South Hope Street	–	–	–	–	–	200,000	200,000
Park Place I	–	–	2,232	2,361	2,498	162,909	170,000
City Tower	–	–	–	–	–	140,000	140,000
Glendale Center	–	–	–	–	–	125,000	125,000
500 Orange Tower	–	–	–	–	–	110,000	110,000
2600 Michelson	–	–	–	–	–	110,000	110,000
City Plaza	–	–	–	–	–	101,000	101,000
Park Place II	–	–	–	–	100,000	–	100,000
Stadium Towers Plaza	–	–	–	–	–	100,000	100,000
Lantana Media Campus	–	–	98,000	–	–	–	98,000
1920 Main Plaza	–	–	–	–	–	80,875	80,875
2010 Main Plaza	–	–	–	–	–	79,803	79,803
801 North Brand	–	–	–	–	–	75,540	75,540
Mission City Corporate Center	–	–	–	–	52,000	–	52,000
The City - 3800 Chapman	–	–	–	–	–	44,370	44,370
701 North Brand	–	–	–	–	–	33,750	33,750
700 North Central	–	–	–	–	–	27,460	27,460
18581 Teller	–	–	–	–	–	20,000	20,000

Total fixed-rate debt	–	–	100,232	2,361	424,498	3,421,707	3,948,798

Total consolidated debt	440,377	279,708	100,719	2,361	803,678	3,421,707	5,048,550

Debt discount	–	–	–	–	–	(15,045)	(15,045)

Total consolidated debt, net of discount	$440,377	$279,708	$100,719	$2,361	$803,678	$3,406,662	$5,033,505

Weighted average interest rate	4.88%	4.35%	4.96%	5.64%	6.13%	5.53%	5.50%

(1)	Three one-year extensions are available at our option, subject to certain conditions.
(2)	One one-year extension is available at our option, subject to certain conditions.
(3)	This loan was refinanced in April 2008. See discussion in the Quarterly Highlights section on page 2.

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

MMO Joint Venture Debt Maturities

(in thousands, except percentages)

Property	2008	2009	2010	2011	2012	Thereafter	Total
Wells Fargo Center (Denver, CO)	$–	$–	$–	$–	$–	$276,000	$276,000
One California Plaza	2,122	2,984	140,202	–	–	–	145,308
San Diego Tech Center	–	–	–	–	–	133,000	133,000
Washington Mutual Irvine Campus	–	–	–	106,000	–	–	106,000
Cerritos Corporate Center	–	–	–	1,054	1,330	92,616	95,000
Stadium Gateway	–	–	–	–	–	52,000	52,000

	2,122	2,984	140,202	107,054	1,330	553,616	807,308

Debt premium, net of discount	–	–	(1,080)	(115)	–	3,117	1,922

Total joint venture debt	$2,122	$2,984	$139,122	$106,939	$1,330	$556,733	$809,230

Weighted average interest rate	4.73%	4.73%	4.73%	5.07%	5.54%	5.45%	5.27%

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Portfolio Data

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Same Store Analysis

(unaudited and in thousands, except percentages)

	For the Three Months Ended March 31, (1)
	2008	2007	% Change
Total Same Store Portfolio
Number of properties	14	14
Square feet as of March 31	10,250,029	10,251,716
Percentage of Wholly Owned Office Portfolio	59.7%	89.1%
Weighted average leased percentage (2)	84.7%	86.4%

GAAP
Breakdown of Net Operating Income:
Operating revenues	$89,613	$89,343	0.3%
Operating expenses	34,110	33,697	1.2%
Other expenses	62	62

Net operating income	$55,441	$55,584	(0.3)%

CASH BASIS
Breakdown of Net Operating Income:
Operating revenues	$86,900	$86,138	0.9%
Operating expenses	34,117	33,703	1.2%
Other expenses	62	62

Net operating income	$52,721	$52,373	0.7%

(1)	Properties included in the same store analysis are all the properties in our office portfolio, with the exception of our joint venture properties, properties acquired in the Blackstone Transaction in April 2007, the Wateridge Plaza, Pacific Center and Regents Square properties that were disposed of during 2007, 130 State College which was acquired in third quarter 2007, and 3161 Michelson which was placed in service in third quarter 2007.
(2)	Represents weighted average leased amounts for the same store portfolio.

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Portfolio Overview

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/ RSF (3)

Office Properties
Los Angeles County
Los Angeles Central Business District:
Gas Company Tower	1	18	1991	100%	1,325,017	1,325,017	6.27%	90.1%	$32,971,221	$32,971,221	$27.61
US Bank Tower	1	48	1989	100%	1,396,177	1,396,177	6.60%	85.0%	32,054,920	32,054,920	27.00
Wells Fargo Tower	2	68	1982	100%	1,395,016	1,395,016	6.60%	94.0%	26,635,071	26,635,071	20.31
Two California Plaza	1	63	1992	100%	1,328,275	1,328,275	6.28%	94.2%	24,301,150	24,301,150	19.42
KPMG Tower	1	21	1983	100%	1,140,437	1,140,437	5.39%	68.9%	16,027,129	16,027,129	20.40
777 Tower	1	38	1991	100%	1,009,844	1,009,844	4.77%	94.7%	19,339,834	19,339,834	20.22
550 South Hope Street	1	46	1991	100%	565,738	565,738	2.68%	91.0%	8,475,700	8,475,700	16.47
One California Plaza	1	30	1985	20%	992,899	198,580	4.70%	88.9%	17,186,741	3,437,348	19.47

Total LACBD Submarket	9	332			9,153,403	8,359,084	43.29%	88.3%	176,991,766	163,242,373	21.89

Tri-Cities Submarket
Glendale Center	2	4	1973/1996	100%	386,318	386,318	1.83%	100.0%	8,495,724	8,495,724	21.99
801 North Brand	1	31	1987	100%	285,123	285,123	1.35%	85.2%	4,512,816	4,512,816	18.58
701 North Brand	1	13	1978	100%	131,129	131,129	0.62%	100.0%	2,188,384	2,188,384	16.69
700 North Central	1	21	1979	100%	134,168	134,168	0.63%	94.3%	1,987,786	1,987,786	15.71
Plaza Las Fuentes	3	9	1989	100%	192,958	192,958	0.91%	100.0%	4,853,461	4,853,461	25.15

Total Tri-Cities Submarket	8	78			1,129,696	1,129,696	5.34%	95.6%	22,038,171	22,038,171	20.41

Santa Monica Professional and Entertainment Submarket
Lantana Media Campus	3	22	1989/2001	100%	331,499	331,499	1.57%	86.5%	10,085,902	10,085,902	35.17

Total Entertainment Submarket	3	22			331,499	331,499	1.57%	86.5%	10,085,902	10,085,902	35.17

Cerritos Office Submarket
Cerritos – Phase I	1	1	1999	20%	221,968	44,394	1.05%	100.0%	5,982,038	1,196,408	26.95
Cerritos – Phase II	1	—	2001	20%	104,567	20,913	0.49%	100.0%	2,482,420	496,484	23.74

Total Cerritos Submarket	2	1			326,535	65,307	1.54%	100.0%	8,464,458	1,692,892	25.92

Total Los Angeles County	22	433			10,941,133	9,885,586	51.74%	89.4%	$217,580,297	$197,059,338	$22.25

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Portfolio Overview (continued)

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/ RSF (3)

Office Properties
Orange County
John Wayne Airport Submarket

Park Place	8	42	1977/2002	100%	1,786,041	1,786,041	8.44%	66.4%	$18,563,834	$18,563,834	$15.66
3161 Michelson	1	3	2007	100%	532,141	532,141	2.52%	32.4%	5,086,346	5,086,346	29.49
2600 Michelson	1	32	1986	100%	307,692	307,692	1.46%	88.0%	5,068,319	5,068,319	18.72
1920 Main Plaza	3	34	1988	100%	305,050	305,050	1.44%	82.8%	5,219,119	5,219,119	20.67
2010 Main Plaza	1	28	1988	100%	280,975	280,975	1.33%	67.8%	3,450,216	3,450,216	18.11
18581 Teller	1	3	1983	100%	86,087	86,087	0.41%	100.0%	1,362,066	1,362,066	15.82
Washington Mutual Irvine Campus	4	2	1989/2004	20%	414,595	82,919	1.95%	100.0%	9,078,994	1,815,799	21.90
17885 Von Karman Avenue	1	–	2008	100%	151,370	151,370	0.72%	0.0%	–	–	–

Total Airport Submarket	20	144			3,863,951	3,532,275	18.27%	66.6%	47,828,894	40,565,699	18.59

Costa Mesa Submarket
Griffin Towers	2	39	1987	100%	543,299	543,299	2.57%	62.8%	5,042,178	5,042,178	14.77
Pacific Arts Plaza	8	43	1982	100%	785,231	785,231	3.71%	84.4%	14,387,268	14,387,268	21.71

Total Costa Mesa Submarket	10	82			1,328,530	1,328,530	6.28%	75.6%	19,429,446	19,429,446	19.35

Central Orange Submarket
3800 Chapman	1	1	1984	100%	157,231	157,231	0.74%	100.0%	2,143,143	2,143,143	13.63
500-600 Parkway	3	8	1978	100%	457,181	457,181	2.16%	14.0%	1,021,655	1,021,655	15.92
City Tower	1	29	1988	100%	410,068	410,068	1.94%	89.9%	7,467,434	7,467,434	20.26
City Plaza	1	33	1969/1999	100%	327,003	327,003	1.55%	53.2%	2,626,550	2,626,550	15.09
500 Orange Tower	3	42	1987	100%	333,733	333,733	1.58%	86.9%	5,560,724	5,560,724	19.17
Stadium Towers Plaza	1	30	1988	100%	257,321	257,321	1.22%	79.4%	3,862,387	3,862,387	18.90
Stadium Gateway	1	7	2001	20%	272,826	54,565	1.29%	90.2%	5,106,322	1,021,264	20.75

Total Central Orange Submarket	11	150			2,215,363	1,997,102	10.48%	67.9%	27,788,215	23,703,157	18.47

Other
Brea Corporate Place	2	16	1987	100%	328,892	328,892	1.56%	46.7%	2,376,333	2,376,333	15.46
Brea Financial Commons Portfolio	3	4	1987	100%	164,490	164,490	0.78%	49.1%	1,563,746	1,563,746	19.35
130 State College	1	–	1983	100%	43,449	43,449	0.20%	0.0%	–	–	–

Total Other	6	20			536,831	536,831	2.54%	43.7%	3,940,079	3,940,079	16.80

Total Orange County	47	396			7,944,675	7,394,738	37.57%	66.9%	$98,986,634	$87,638,381	$18.62

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Portfolio Overview (continued)

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/ RSF (3)

San Diego County

Sorrento Mesa Submarket
San Diego Tech Center	11	31	1984/1986	20%	645,934	129,187	3.06%	97.3%	$12,134,032	$2,426,806	$19.32

Total Sorento Mesa Submarket	11	31			645,934	129,187	3.06%	97.3%	12,134,032	2,426,806	19.32

Mission Valley Submarket
Mission City Corporate Center	3	13	1990	100%	190,634	190,634	0.90%	82.8%	3,799,874	3,799,874	24.08
2385 Northside	1	–	2008	100%	88,795	88,795	0.42%	0.0%	–	–	–

Total Mission Valley Submarket	4	13			279,429	279,429	1.32%	56.5%	3,799,874	3,799,874	24.08

Total San Diego County	15	44			925,363	408,616	4.38%	84.9%	$15,933,906	$6,226,680	$20.27

Other
Denver, CO - Downtown Submarket
Wells Fargo Center - Denver	1	41	1983	20%	1,211,773	242,354	5.73%	95.2%	21,860,208	4,372,042	18.95

Total Other	1	41			1,211,773	242,354	5.73%	95.2%	21,860,208	4,372,042	18.95

Total Office Properties	85	914			21,022,944	17,931,294	99.42%	81.0%	$354,361,045	$295,296,441	$20.81

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Portfolio Overview (continued)

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/ RSF (3)
Retail Property
John Wayne Airport Submarket

Park Place	8	24	1981	100%	122,533	122,533	0.58%	91.8%	$3,388,165	$3,388,165	$30.11

Total Retail Properties	8	24			122,533	122,533	0.58%	91.8%	3,388,165	3,388,165	30.11

Total Office and Retail Properties	93	938			21,145,477	18,053,827	100.00%	81.1%	$357,749,210	$298,684,606	$20.87

Effective Office and Retail Properties					18,053,827			78.8%			$21.00

Hotel Property					SQFT	Effective SQFT	Number of Rooms
Westin Hotel, Pasadena, CA				100%	266,000	266,000	350

Total Hotel Property					266,000	266,000	350

Total – Office, Retail, and Hotel					21,411,477	18,319,827

Parking Properties					SQFT	Effective SQFT	Vehicle Capacity	Effective Vehicle Capacity	Annualized Parking Revenue (4)	Effective Annualized Parking Revenue (5)	Effective Annualized Parking Revenue per Vehicle Capacity (6)
On-Site Parking					12,091,000	10,241,306	41,054	34,676	$54,276,545	$47,133,697	$1,359
Off-Site Garages					1,815,453	1,815,453	5,729	5,729	12,456,755	12,456,755	2,174

Total Parking Properties					13,906,453	12,056,759	46,783	40,405	$66,733,300	$59,590,452	$1,475

Total – Office, Retail, Hotel and Parking Properties					35,317,930	30,376,586

(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.
(2)	Annualized rent represents the annualized monthly contractual rent under existing leases as of March 31, 2008. This amount reflects total base rent before any one-time or non-recurring rent abatements but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a fully gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent.
(3)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by the total square footage under lease as of the same date. (4) Annualized parking revenue represents the annualized quarterly parking revenue as of March 31, 2008.
(5)	Effective annualized parking revenue represents the annualized quarterly parking revenue as of March 31, 2008 adjusted to include 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.
(6)	Effective annualized parking revenue per vehicle capacity represents the annualized parking revenue as computed above, divided by the vehicle capacity.

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Portfolio Geographic Distribution (1)

(1)	The Portfolio Geographic Distribution is based on effective net rentable square feet for our Office Properties and includes our pro-rata share of the MMO joint venture.

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Portfolio Overview — Leased Rates and Weighted Average Remaining Lease Term

	Ownership Interest ( % )	Weighted Average Remaining Lease Term (in years)	% Leased Q1 2008	% Leased Q4 2007	% Leased Q3 2007	% Leased Q2 2007	% Leased Q1 2007
Gas Company Tower	100%	6.5	90.1%	89.4%	86.5%	90.1%	92.2%
US Bank Tower	100%	4.2	85.0%	85.4%	85.3%	85.3%	85.5%
Wells Fargo Tower	100%	6.1	94.0%	92.8%	92.2%	93.1%	91.6%
KPMG Tower	100%	7.2	68.9%	69.0%	67.9%	68.1%	66.2%
777 Tower	100%	5.1	94.7%	94.1%	93.5%	92.4%	90.3%
One California Plaza	20%	5.0	88.9%	89.3%	86.2%	88.1%	87.9%
Glendale Center	100%	4.0	100.0%	100.0%	100.0%	100.0%	100.0%
801 North Brand	100%	3.4	85.2%	85.8%	86.3%	86.9%	86.8%
701 North Brand	100%	6.1	100.0%	100.0%	100.0%	100.0%	100.0%
700 North Central	100%	3.9	94.3%	92.2%	92.2%	92.2%	92.2%
Plaza Las Fuentes	100%	9.9	100.0%	100.0%	100.0%	100.0%	100.0%
Lantana Media Campus	100%	3.8	86.5%	85.8%	93.1%	94.8%	94.4%
Cerritos - Phase I	20%	6.5	100.0%	100.0%	100.0%	100.0%	100.0%
Cerritos - Phase II	20%	3.2	100.0%	100.0%	100.0%	100.0%	100.0%
Park Place	100%	2.6	66.4%	71.0%	80.9%	83.0%	84.9%
3161 Michelson	100%	11.2	32.4%	32.4%	59.9%	–	–
Washington Mutual Irvine Campus	20%	4.7	100.0%	100.0%	100.0%	100.0%	100.0%
17885 Von Karman Avenue	100%	0.0	0.0%
Pacific Arts Plaza	100%	6.0	84.4%	85.0%	84.9%	87.3%	90.1%
Stadium Gateway	20%	4.3	90.2%	91.8%	91.8%	100.0%	100.0%
Mission City Corporate Center	100%	3.6	82.8%	84.6%	99.0%	97.7%	97.7%
2385 Northside Drive	100%	0.0	0.0%
San Diego Tech Center	20%	2.5	97.3%	98.6%	98.7%	99.2%	98.7%
Wells Fargo Center - Denver	20%	7.3	95.2%	95.2%	95.2%	97.2%	96.1%
Park Place - Retail	100%	6.5	91.8%	95.1%	98.7%	97.4%	98.2%
Two California Plaza	100%	5.6	94.2%	93.1%	90.9%	90.9%	–
550 South Hope Street	100%	5.6	91.0%	91.0%	91.0%	90.4%	–
2600 Michelson	100%	2.8	88.0%	85.1%	95.0%	94.3%	–
1920 Main Plaza	100%	2.7	82.8%	81.7%	87.6%	88.6%	–
2010 Main Plaza	100%	2.1	67.8%	71.1%	72.0%	70.9%	–
3800 Chapman	100%	3.3	100.0%	100.0%	100.0%	100.0%	–
18581 Teller	100%	2.2	100.0%	100.0%	79.6%	100.0%	–
Griffin Towers	100%	3.5	62.8%	77.1%	78.1%	79.2%	–
500-600 Parkway	100%	2.4	14.0%	13.6%	13.6%	96.7%	–
City Tower	100%	3.3	89.9%	90.2%	81.8%	98.2%	–
City Plaza	100%	1.9	53.2%	56.6%	56.5%	88.5%	–
500 Orange Tower	100%	3.7	86.9%	94.4%	94.0%	93.8%	–
Stadium Towers Plaza	100%	2.1	79.4%	79.4%	92.0%	93.1%	–
Brea Corporate Place	100%	3.2	46.7%	66.8%	98.6%	99.0%	–
Brea Financial Commons Portfolio	100%	6.2	49.1%	49.1%	100.0%	100.0%	–
130 State College	100%	0.0	0.0%	0.0%	100.0%	–	–

Total Portfolio		5.0	81.1%	83.2%	85.6%	90.0%	89.9%

Effective Portfolio (1)		4.9	78.8%	81.1%	84.2%	89.0%	88.5%

(1)	Includes 100% of our consolidated portfolio and 20% of our MMO Joint Venture portfolio.

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Major Tenants — Office Properties

	Tenant	Number of Locations	Annualized Rent (1)	% of Total Annualized Rent	Total Leased Square Feet	% of Aggregate Leased Square Feet of Existing Portfolio	Weighted Average Remaining Lease Term in Months	S & P Credit Rating / National Recognition (2)
	Rated
1	Southern California Gas Company	1	$21,283,883	7.1%	576,516	4.1%	43	A
2	Sempra (Pacific Enterprises)	1	8,504,539	2.9%	225,756	1.6%	27	A
3	Wells Fargo Bank (3)	4	6,609,560	2.2%	393,765	2.8%	78	AA+
4	Bank of America (3)	4	4,175,636	1.4%	189,338	1.3%	43	AA
5	Disney Enterprises	1	3,706,960	1.2%	156,215	1.1%	39	A
6	US Bank, National Association	3	3,784,704	1.3%	162,090	1.1%	84	AAA
7	State Farm Mutual Auto Insurance Company	3	2,618,861	0.9%	171,497	1.2%	21	AA
8	Washington Mutual, FA (3)	1	2,271,661	0.8%	100,136	0.7%	49	BBB+
9	GMAC Mortgage Corporation	1	2,499,091	0.8%	130,161	0.9%	69	AAA
10	Home Depot	1	2,143,142	0.7%	157,231	1.1%	40	BBB+

	Total Rated / Weighted Average (3), (4)		57,598,037	19.3%	2,262,705	15.9%	50

	Total Investment Grade Tenants (3)		103,851,795	34.8%	4,635,843	32.6%

	Unrated - Nationally Recognized
11	Latham & Watkins	2	9,813,441	3.3%	382,716	2.7%	179	2nd Largest US Law Firm
12	Gibson Dunn & Crutcher	2	8,843,741	3.0%	354,721	2.5%	115	19th Largest US Law Firm
13	Deloitte & Touche	1	5,216,904	1.8%	342,094	2.4%	84	Largest US Accounting Firm
14	Marsh USA, Inc.	1	3,727,695	1.2%	212,721	1.5%	121	World’s Largest Insurance Broker
15	KPMG	1	3,612,487	1.2%	175,971	1.3%	75	4th Largest US Accounting Firm
16	Morrison & Foerster	1	3,469,400	1.2%	138,776	1.0%	66	22nd Largest US Law Firm
17	Munger Tolles & Olson	1	3,374,322	1.1%	160,682	1.1%	167	129th Largest US Law Firm
18	PricewaterhouseCoopers	1	2,988,225	1.0%	160,784	1.1%	62	3rd Largest US Accounting Firm
19	Bingham McCutchen, LLP	1	2,442,677	0.8%	104,712	0.7%	58	27th Largest US Law Firm
20	Sidley & Austin	1	2,456,316	0.8%	187,362	1.3%	189	5th Largest US Law Firm

	Total Unrated / Weighted Average (3), (4)		45,945,208	15.4%	2,220,539	15.6%	119

	Total Nationally Recognized Tenants (3)		75,088,269	25.1%	3,623,738	25.5%

	Total / Weighted Average (3), (4)		$103,543,245	34.7%	4,483,244	31.5%	84

	Total Investment Grade or Nationally Recognized Tenants (3)		$178,940,064	59.9%	8,259,580	58.1%

(1)	Annualized base rent is calculated as monthly contractual base rent under existing leases as of March 31, 2008, multiplied by 12. For those leases where rent has not yet commenced, the first month in which rent is to be received is used to determine annualized base rent.
(2)	S&P credit ratings are as of March 31, 2008. Rankings of law firms are based on total gross revenue in 2006 as reported by American Lawyer Media’s LAW.com.
(3)	Includes 20% of annualized rent and leased square footage for our MMO joint venture properties.
(4)	The weighted average calculation is based on the effective net rentable square feet leased by each tenant, which reflects our pro-rata share of the MMO joint venture.

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Portfolio Tenant Classification Description (1), (2)

(1)	Percentages are based upon effective leased square feet.
(2)	Classifications are based on the “North American Industrial Classification System” (NAICS).

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Lease Expirations — Wholly Owned Portfolio

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expirations (2)

Available	3,787,828	21.9%
2008	1,068,270	6.2%	19,372,573	6.8%	18.13	18.30
2009	1,013,852	5.9%	18,637,923	6.6%	18.38	18.77
2010	1,609,117	9.3%	36,324,811	12.8%	22.57	23.59
2011	2,458,986	14.2%	58,318,147	20.5%	23.72	25.24
2012	1,140,919	6.6%	23,852,801	8.4%	20.91	23.45
2013	2,134,284	12.4%	40,252,982	14.2%	18.86	23.01
2014	526,374	3.0%	10,341,092	3.6%	19.65	23.73
2015	873,328	5.0%	18,157,347	6.4%	20.79	24.40
2016	150,302	0.9%	2,958,354	1.0%	19.68	26.34
2017	1,225,347	7.1%	25,144,539	8.9%	20.52	24.69
Thereafter	1,292,308	7.5%	30,557,886	10.8%	23.65	30.51

Total	17,280,915	100.0%	$283,918,455	100.0%	$21.04	$23.93

Leases Expiring in the Next 4 Quarters:

2nd Quarter 2008	433,952	2.5%	7,804,839	2.7%	17.99	17.99
3rd Quarter 2008 (3)	355,226	2.1%	6,708,022	2.4%	18.88	18.93
4th Quarter 2008	279,092	1.6%	4,859,712	1.7%	17.41	17.51
1st Quarter 2009	158,983	0.9%	3,203,873	1.2%	20.15	20.24

Total	1,227,253	7.1%	$22,576,446	8.0%	$18.40	$18.44

(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Lease Expirations — Wholly Owned Portfolio

Los Angeles County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	1,053,593	11.0%
2008	348,889	3.6%	7,280,387	3.8%	20.87	21.03
2009	303,517	3.2%	5,692,037	3.0%	18.75	19.01
2010	953,332	9.9%	25,244,512	13.2%	26.48	27.52
2011	1,369,387	14.2%	38,477,356	19.9%	28.10	28.88
2012	745,624	7.7%	15,840,413	8.3%	21.24	23.91
2013	1,396,531	14.5%	26,966,840	14.1%	19.31	22.64
2014	434,648	4.5%	8,593,387	4.5%	19.77	24.22
2015	768,541	8.0%	15,772,374	8.2%	20.52	24.57
2016	149,308	1.6%	2,941,353	1.5%	19.70	26.40
2017	1,033,391	10.7%	20,845,626	10.9%	20.17	23.93
Thereafter	1,064,938	11.1%	24,274,813	12.6%	22.79	28.26

Total	9,621,699	100.0%	$191,929,098	100.0%	$22.40	$25.27

Leases Expiring in the Next 4 Quarters:

2nd Quarter 2008	84,914	0.9%	1,882,440	1.0%	22.17	22.17
3rd Quarter 2008 (3)	182,940	1.9%	3,789,444	2.0%	20.71	20.75
4th Quarter 2008	81,035	0.8%	1,608,503	0.8%	19.85	19.99
1st Quarter 2009	43,938	0.5%	836,287	0.4%	19.03	19.09

Total	392,827	4.1%	$8,116,674	4.2%	$20.66	$20.71

(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Lease Expirations — Wholly Owned Portfolio

Orange County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	2,612,622	35.4%
2008	719,381	9.7%	12,084,204	13.7%	16.80	16.97
2009	669,309	9.1%	11,988,342	13.6%	17.91	18.33
2010	641,687	8.7%	10,711,410	12.2%	16.69	17.64
2011	1,032,692	14.0%	18,506,833	21.0%	17.92	20.25
2012	372,831	5.1%	7,489,487	8.5%	20.09	22.29
2013	737,753	10.0%	13,265,884	15.0%	17.98	23.72
2014	91,726	1.2%	1,747,705	2.0%	19.05	21.43
2015	81,466	1.1%	1,796,633	2.0%	22.05	20.62
2016	994	0.0%	17,001	0.0%	17.10	17.10
2017	191,956	2.6%	4,298,913	4.9%	22.40	28.76
Thereafter	227,370	3.1%	6,283,071	7.1%	27.63	41.07

Total	7,379,787	100.0%	$88,189,483	100.0%	$18.50	$21.38

Leases Expiring in the Next 4 Quarters:

2nd Quarter 2008	349,038	4.7%	5,922,399	6.7%	16.97	16.97
3rd Quarter 2008 (3)	172,286	2.3%	2,910,596	3.3%	16.89	16.95
4th Quarter 2008	198,057	2.7%	3,251,209	3.6%	16.42	16.50
1st Quarter 2009	115,045	1.5%	2,367,586	2.8%	20.58	20.68

Total	834,426	11.2%	$14,451,790	16.4%	$17.32	$17.36

(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Lease Expirations - MMO Joint Venture Portfolio

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	213,005	5.5%	$–
2008	164,597	4.3%	3,201,756	4.3%	$19.45	$19.53
2009	516,151	13.4%	9,636,352	13.0%	18.67	19.21
2010	446,469	11.5%	10,541,054	14.3%	23.61	25.07
2011	470,990	12.2%	9,379,584	12.7%	19.91	21.77
2012	346,369	9.0%	7,063,826	9.6%	20.39	21.78
2013	257,456	6.6%	4,731,570	6.4%	18.38	21.99
2014	726,799	18.8%	15,184,594	20.6%	20.89	24.85
2015	105,013	2.7%	1,912,997	2.6%	18.22	22.26
2016	81,033	2.1%	1,378,696	1.9%	17.01	23.08
2017	37,787	1.0%	732,423	1.0%	19.38	28.52
Thereafter	498,893	12.9%	10,067,903	13.6%	20.18	27.35

Total	3,864,562	100.0%	$73,830,755	100.0%	$20.22	$23.03

Leases Expiring in the Next 4 Quarters:

2nd Quarter 2008	3,231	0.1%	51,795	0.1%	16.03	16.03
3rd Quarter 2008 (3)	109,433	2.8%	2,042,554	2.7%	18.66	18.71
4th Quarter 2008	51,933	1.4%	1,107,407	1.5%	21.32	21.39
1st Quarter 2009	26,180	0.6%	456,159	0.7%	17.42	17.78

Total	190,777	4.9%	$3,657,915	5.0%	$19.17	$19.27

(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Leasing Activity - Total Portfolio and Effective Portfolio

	Total Portfolio		Effective Portfolio (1)
	For the Three Months Ended March 31, 2008	% Leased	For the Three Months Ended March 31, 2008	% Leased

Leased Square Feet as of December 31, 2007, as reported	17,385,603	83.2%	14,450,953	81.1%

Leased Square Feet as of December 31, 2007, as adjusted (2)	17,385,603	82.2%	14,450,953	80.0%
Expirations	(666,908)	(3.1)%	(623,725)	(3.4)%
New Leases	225,533	1.1%	208,747	1.2%
Renewals	200,416	0.9%	187,422	1.0%

Leased Square Feet as of March 31, 2008	17,144,644	81.1%	14,223,397	78.8%

Cash Rent Growth (3), (4)
Expiring Rate per Square Foot				$16.02
New / Renewed Rate per Square Foot				$22.20
Percentage Change				39%

GAAP Rent Growth (4), (5)
Expiring Rate per Square Foot				$15.57
New / Renewed Rate per Square Foot				$22.97
Percentage Change				48%

Weighted Average Lease Term - New (in months)				64
Weighted Average Lease Term - Renewal (in months)				55

(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	Leased square feet as of December 31, 2007, as adjusted, represents the inclusion of the recently completed development properties at 17885 Von Karman (151,370 SF) and 2385 Northside Drive (88,795 SF).
(3)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination. Excludes new and renewed leases for spaces with more than six months of downtime and early renewals commencing after March 31, 2009.
(4)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
(5)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Leasing Activity - Los Angeles Central Business District

	Total Portfolio		Effective Portfolio (1)
	For the Three Months Ended March 31, 2008	% Leased	For the Three Months Ended March 31, 2008	% Leased

Leased Square Feet as of December 31, 2007, Los Angeles Central Business District	8,046,129	87.9%	7,336,629	87.8%
Expirations	(132,689)	(1.4)%	(115,411)	(1.4)%
New Leases	122,812	1.3%	108,781	1.3%
Renewals	48,121	0.5%	48,121	0.6%

Leased Square Feet as of March 31, 2008, Los Angeles Central Business District	8,084,373	88.3%	7,378,120	88.3%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$16.23
New / Renewed Rate per Square Foot				$24.26
Percentage Change				49%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$15.15
New / Renewed Rate per Square Foot				$27.49
Percentage Change				81%

Weighted Average Lease Term - New (in months)				86
Weighted Average Lease Term - Renewal (in months)				83

(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination. Excludes new and renewed leases for spaces with more than six months of downtime and early renewals commencing after March 31, 2009.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Leasing Activity - Orange County

	Total Portfolio		Effective Portfolio (1)
	For the Three Months Ended March 31, 2008	% Leased	For the Three Months Ended March 31, 2008	% Leased

Leased Square Feet as of December 31, 2007, Orange County, as reported	5,698,453	72.0%	5,166,521	70.2%

Leased Square Feet as of December 31, 2007, Orange County, as adjusted (2)	5,698,453	70.6%	5,166,521	68.7%
Expirations	(467,634)	(5.7)%	(464,252)	(6.1)%
New Leases	81,386	1.0%	81,386	1.1%
Renewals	115,648	1.4%	115,648	1.5%

Leased Square Feet as of March 31, 2008, Orange County	5,427,853	67.3%	4,899,303	65.2%

Cash Rent Growth (3), (4)
Expiring Rate per Square Foot				$14.81
New / Renewed Rate per Square Foot				$20.45
Percentage Change				38%

GAAP Rent Growth (4), (5)
Expiring Rate per Square Foot				$14.86
New / Renewed Rate per Square Foot				$19.77
Percentage Change				33%

Weighted Average Lease Term - New (in months)				42
Weighted Average Lease Term - Renewal (in months)				46

(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	Leased square feet as of December 31, 2007, as adjusted, represents the inclusion of the recently completed development property at 17885 Von Karman (151,370 SF).
(3)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination. Excludes new and renewed leases for spaces with more than six months of downtime and early renewals commencing after March 31, 2009.
(4)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
(5)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Tenant Improvements and Leasing Commissions (1), (2)

		For the Year Ended December 31,
	Q1 2008	2007	2006	2005
Renewals (3)
Number of Leases	40	152	74	67
Square Feet	166,714	881,406	824,516	740,375
Tenant Improvement Costs per Square Foot (4)	$19.17	$11.69	$29.22	$11.25
Leasing Commission Costs per Square Foot	$6.21	$5.14	$8.18	$3.64
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$25.38	$16.83	$37.40	$14.89
Costs per Square Foot per Year	$4.98	$3.41	$4.78	$3.46

New / Modified Leases (5)
Number of Leases	45	141	147	138
Square Feet	192,785	893,634	1,015,192	1,047,634
Tenant Improvement Costs per Square Foot (4)	$26.20	$22.89	$20.93	$24.29
Leasing Commission Costs per Square Foot	$6.81	$6.52	$6.34	$5.41
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$33.01	$29.41	$27.27	$29.70
Costs per Square Foot per Year	$5.75	$5.00	$4.33	$4.78

Total
Number of Leases	85	293	221	205
Square Feet	359,500	1,775,040	1,839,708	1,788,009
Tenant Improvement Costs per Square Foot (4)	$22.94	$17.33	$24.64	$18.89
Leasing Commission Costs per Square Foot	$6.53	$5.84	$7.16	$4.68
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$29.47	$23.17	$31.80	$23.57
Costs per Square Foot per Year	$5.41	$4.28	$4.55	$4.36

(1)	Based on leases executed during the period. Excludes leases to related parties, short-term leases less than six months, and leases for raw space.
(2)	Tenant improvements and leasing commission information in 2008 and 2007 reflects 100% of the consolidated portfolio and 20% of the MMO joint venture properties. Information for 2006 and 2005 reflects 100% of the consolidated portfolio and 100% of the MMO joint venture properties.
(3)	Does not include retained tenants that have relocated to new space or expanded into new space.
(4)	Tenant improvements include improvements and lease concessions.
(5)	Includes retained tenants that have relocated or expanded into new space and lease modifications.

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Historical Capital Expenditures — Office Properties (1)

		For the Year Ended December 31,
	Q1 2008	2007	2006	2005

Consolidated
Non-recoverable capital expenditures (2), (3)	$4,469,765	$11,326,800	$2,454,126	$4,502,547
Total square feet	16,054,577	16,051,311	11,625,028	9,150,550
Non-recoverable capital expenditures per square foot	$0.28	$0.71	$0.21	$0.49
Unconsolidated
Non-recoverable capital expenditures (4)	$28,309	$50,406	$153,069
Total square feet (5)	635,556	624,674	622,561
Non-recoverable capital expenditures per square foot	$0.04	$0.08	$0.25

Consolidated
Recoverable capital expenditures (6), (7)	$291,527	$2,857,483	$1,329,624	$1,553,935
Total square feet	16,054,577	16,051,311	11,625,028	9,150,550
Recoverable capital expenditures per square foot	$0.02	$0.18	$0.11	$0.17
Unconsolidated
Recoverable capital expenditures (4), (6)	$–	$5,779	$122,149
Total square feet (5)	635,556	624,674	622,561
Recoverable capital expenditures per square foot	$–	$0.01	$0.20

(1)	Historical capital expenditures for each period shown reflect properties owned for the entire period. For properties acquired during each period, the capital expenditures will be reflected in the following full period of ownership. For properties sold during each period, the capital expenditures will be excluded for that period. Any capital expenditures incurred for acquisition or disposition properties during the period of acquisition or disposition will be footnoted separately.
(2)	Excludes approximately $3.6 million of non-recoverable capital expenditures for the three months ended March 31, 2008 as a result of discretionary renovation costs totaling $3.3 million at KPMG Tower and $0.3 million of planned renovation costs at Lantana Media Campus.
(3)	Excludes approximately $3.8 million of non-recoverable capital expenditures for 2007 as a result of discretionary renovation costs of $1.9 million at KPMG Tower and $1.9 million of planned renovation costs at Lantana Media Campus. For 2006 and 2005, excludes $0.5 million and $0.6 million, respectively, of non-recoverable capital expenditures incurred at acquired properties following their acquisition.
(4)	Amount represents our 20% ownership interest in our joint venture with Macquarie Office Trust.
(5)	The square footages of Cerritos Corporate Center Phases I and II and a portion of Washington Mutual Irvine Campus are deducted from the total square feet amount as the tenants pay for all capital expenditures.
(6)	Recoverable capital improvements, such as equipment upgrades, are generally financed through capital leases. The annual amortization, based on each asset’s useful life, as well as any financing costs, are generally billed to tenants on an annual basis as payments are made. The amounts presented represent the total value of the improvements in the year they are made.
(7)	Excludes $0.5 million of recoverable capital expenditures for 2005 incurred at acquired properties following their acquisition.

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Hotel Performance and Hotel Historical Capital Expenditures

Hotel Performance

Westin Hotel, Pasadena, CA	Q1 2008	Q1 2007	Percent Change

Occupancy	79.9%	74.9%	6.6%

Average daily rate	$179.90	$178.51	0.8%

Revenue per available room (REVPAR)	$143.66	$133.69	7.5%

Hotel net operating income	$2,375,988	$2,098,548	13.2%

Hotel Historical Capital Expenditures

			For the Year Ended December 31,
Westin Hotel, Pasadena, CA	Q1 2008	Q1 2007	2007	2006	2005

Hotel improvements and equipment replacements	$44,618	$236,577	$712,955	$730,531	$313,011

Total hotel revenue	$6,880,860	$6,187,549	$27,214,156	$27,053,648	$24,037,425

Hotel improvements as a percentage of hotel revenue	0.6%	3.8%	2.6%	2.7%	1.3%

Renovation and upgrade costs (1)	$–	$–	$–	$164,072	$3,461,780

(1)	The Westin Hotel underwent a $12.2 million renovation from December 2002 through August 2005, of which $3.5 million was funded by Westin.

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Construction in Progress

			As of March 31, 2008
Property	Location	Percentage Pre-Leased	Land Value (1)	Construction Costs Incurred	Estimated Cost of Development (2)	Developed / Developable Square Feet (3)	Projected Stabilized NOI	Estimated Date of Completion
			(in millions)	(in millions)	(in millions)		(in millions)

Los Angeles County

Lantana Media Campus	Santa Monica, CA	81%	$17.8	$61.9	$66.0	198,000		2008 (4)
Lantana Media Campus – Structured Parking			–	–	22.0	223,000

			17.8	61.9	88.0	421,000	12.0 - 13.0

207 Goode Avenue	Glendale, CA	0%	13.7	9.7	64.5	189,000	7.5 - 8.0	Second Quarter 2009

	Total		$31.5	$71.6	$152.5	610,000

(1)	Land value represents the total land cost attributable to the entire project, including building and parking structure, and includes amounts capitalized for interest in excess of construction loan interest reserves and property taxes totaling approximately $2 million for 207 Goode Avenue and $3 million for Lantana Media Campus.
(2)	The estimated cost of development excludes land.
(3)	The developable square feet represent the office, retail, residential and parking square footages that we estimate can be developed on the referenced property.
(4)	The East building (66,000 sq ft) was completed during the first quarter of 2008. The South building (132,000 sq ft) is estimated to be completed during the second quarter of 2008.

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Development Pipeline

		As of March 31, 2008
Property	Location	Developable Square Feet (1)	Type of Planned Development

Los Angeles County
755 South Figueroa	Los Angeles, CA	930,000	Office
		266,000	Structured Parking

Glendale Center - Phase II	Glendale, CA	264,000	Mixed Use
		158,000	Structured Parking

	Total Los Angeles County	1,618,000

Orange County

Stadium Tower II	Anaheim, CA	282,000	Office
		367,000	Structured Parking

Brea Financial Commons/Brea Corporate Place (2)	Brea, CA	550,000	Office, Mixed-Use
		784,000	Structured Parking

Pacific Arts Plaza	Costa Mesa, CA	468,000	Office
		225,000	Residential (3)
		260,000	Structured Parking

Park Place	Irvine, CA	1,237,000	Office, Retail & Hotel
		1,048,000	Residential
		2,376,000	Structured Parking

2600 Michelson (4)	Irvine, CA	270,000	Office
		154,000	Structured Parking

500 Orange Center (5)	Orange, CA	900,000	Office
		960,000	Structured Parking

605 City Parkway	Orange, CA	200,000	Office
		228,000	Structured Parking

City Plaza II	Orange, CA	360,000	Office
		387,000	Structured Parking

City Tower II (6)	Orange, CA	465,000	Office
		696,000	Structured Parking

	Total Orange County	12,217,000

San Diego
San Diego Tech Center (7), (8)	Sorrento Mesa, CA	1,320,000	Office
		1,674,000	Structured Parking

	Total San Diego County	2,994,000

	Total Portfolio	16,829,000

(1)	The developable square feet presented represents the office, retail, hotel, residential and parking footages that we estimate can be developed on the referenced property.
(2)	The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under current zoning and capacity considerations for the site still under planning review.
(3)	The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the construction of 180 residential units as contemplated under a Program EIR completed by the City of Costa Mesa for this and other surrounding properties. This residential development would replace an existing 67,450 square foot office building at Pacific Arts Plaza.
(4)	The developable square feet presented represents management’s estimate of the development potential for the referenced property based on an allocation of excess trips reserved from our disposition of Inwood Park, which we are currently in discussion with the City of Irvine over securing, and the potential utilization of excess trips from our other assets in the Irvine Business Complex (i.e. Park Place).
(5)	The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under current zoning. Approximately 60,000 square feet of the estimated development potential will require the consolidation of an adjacent remnant parcel in cooperation with the City of Orange.
(6)	The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under a Conditional Use Permit obtained for the property in 2001, which has since expired.
(7)	Land held for development was not contributed to the MMO joint venture.
(8)	The third phase contemplates the demolition of 120,000 square feet of existing space.

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Management Statements on Non-GAAP Supplemental Measures

Funds from Operations:

Funds from Operations, or FFO, is a widely recognized measure of REIT performance. We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (as computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from disposition of property, extraordinary items, real estate related-depreciation and amortization (including capitalized leasing expenses, tenant allowances or improvements and excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization, gains (or losses) from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

Management also uses FFO before losses from the early extinguishment of debt as a supplemental performance measure because these losses create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential. The losses represent costs to extinguish debt prior to the stated maturity and the write off of unamortized loan costs on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a floating interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of corporate level financing to accommodate property acquisitions. Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of our performance is limited. Other Equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO. As a result, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flows from operating activities (as computed in accordance with GAAP).

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Management Statements on Non-GAAP Supplemental Measures (continued)

Adjusted Funds from Operations:

We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO (i) non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing payroll and interest expense, (iii) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, (iv) regular principal payments required to service our debt, and (v) 2nd generation tenant improvements and leasing commissions. Management uses AFFO as a supplemental liquidity measure because, when compared year over year, it assesses our ability to fund our dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the liquidity of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs.

However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our liquidity is limited. Additionally, other Equity REITs may not calculate AFFO using the method we do. As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO. AFFO should be considered only as a supplement to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.

EBITDA:

Management uses EBITDA as an indicator of our ability to incur and service debt. We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, income tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges. In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because EBITDA is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Accordingly, EBITDA should not be considered an alternative to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. EBITDA should not be considered as an alternative to net income as an indicator of our operating performance. Other Equity REITs may calculate EBITDA differently than we do. As a result, our EBITDA may not be comparable to such other Equity REITs’ EBITDA.

Management also uses EBITDA before losses from the early extinguishment of debt as a supplemental performance measure because these losses create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability about future earnings potential. The losses represent costs to extinguish debt prior to the stated maturity and the write off of unamortized loan costs on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a floating interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, and (iv) the restructuring or replacement of corporate level financing to accommodate property acquisitions. Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

Maguire Properties, Inc.

Supplemental Operating and Financial Data

First Quarter 2008

Management Statements on Non-GAAP Supplemental Measures (continued)

Coverage Ratios:

We present interest and fixed charge coverage ratios as supplemental liquidity measures. Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income. In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments. However, because these ratios are derived from EBITDA, their utility is limited by the same factors that limit the usefulness of EBITDA as a liquidity measure. Accordingly, our interest coverage ratio should not be considered as an alternative to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.